SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PAC-WEST TELECOMM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1776 W. March Lane, Suite 250

Stockton, California 95207

April 30, 2004

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Pac-West Telecomm, Inc., which will be held on June 16, 2004, at 3:00 p.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207. A Notice of Meeting, Proxy Statement, Proxy Form and our 2003 Annual Report are included with this letter.

      At this year’s annual meeting, you will be asked to consider and take action with respect to the election of six directors to our board of directors, the approval of the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for grants pursuant to the plan by 1,500,000 shares and any other business properly presented at the annual meeting. These matters are described more fully in the enclosed Notice of Meeting and Proxy Statement.

      It is important that your shares are represented and voted at the annual meeting regardless of the size of your share holdings or whether or not you plan to attend the annual meeting in person. Accordingly, please complete, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

      We hope that you will be able to attend the annual meeting and we look forward to seeing you.

Sincerely,

HENRY R. CARABELLI
President and Chief Executive Officer

1776 W. March Lane, Suite 250

Stockton, California 95207

NOTICE OF MEETING

      The annual meeting of shareholders of Pac-West Telecomm, Inc. will be held on June 16, 2004, at 3:00 p.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207, to consider and take action with respect to the following matters:

1. the election of six directors to our board of directors;

2. the approval of the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for grants by 1,500,000 shares; and

3. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

      These matters are described more fully in the Proxy Statement that accompanies this Notice of Meeting and the enclosed Proxy Form and Annual Report.

      Holders of record of our common shares at the close of business on April 19, 2004 are entitled to receive notice of and to vote on all matters presented at the annual meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices at the address above.

By Order of the Board of Directors

ROBERT C. MORRISON
Secretary

April 30, 2004

Your vote is important whether or not you plan to attend the annual meeting in person and regardless of the number of common shares you own, please complete, sign and date the enclosed Proxy Form and mail it promptly in the envelope provided to help ensure that your common shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy and vote in person. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary at our principal executive offices at the address above or by submission of a later-dated Proxy Form.

i

1776 W. March Lane, Suite 250

Stockton, California 95207

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2004

      This Proxy Statement is being furnished to the holders of common shares, par value $0.001 per share, of Pac-West Telecomm, Inc., which we sometimes refer to in this Proxy Statement as “Pac-West” or the “Company,” in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of shareholders to be held on June 16, 2004, at 3:00 p.m., Pacific time, and at any adjournments or postponements thereof. The purpose of the annual meeting is to consider and take action with respect to the following matters:

(1) the election of six directors to our board of directors; and

(2) the approval of the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for grants by 1,500,000 shares.

      This Proxy Statement, the Notice of Meeting, the Proxy Form and our 2003 Annual Report are being mailed on or about April 30, 2004 to holders of record of our common shares at the close of business on the record date, April 19, 2004.

      If the enclosed Proxy Form is properly signed, dated and returned to us, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees identified in this Proxy Statement as directors and FOR the amendment and restatement of our 1999 Stock Incentive Plan described in this Proxy Statement. At this time, we are not aware of any matters other than those discussed in this Proxy Statement that will be presented for consideration by the shareholders at the annual meeting. If other matters are presented for consideration by the shareholders, all shares represented by the Proxy Forms will be voted in accordance with the recommendations of our management.

      Returning your completed Proxy Form will not prevent you from voting in person at the annual meeting if you are present and wish to vote. In addition, you may revoke your Proxy Form before it is voted by delivering written notice to our Corporate Secretary prior to the beginning of the annual meeting at our principal executive offices at the address above or by submission of a later-dated Proxy Form.

Voting Generally

      Only record holders of our common shares at the close of business on the record date, April 19, 2004, will be entitled to vote at the annual meeting. Each outstanding common share entitles the holder thereof to one vote on proposition 2. As described more fully below, shareholders may cumulate votes with respect to the nominees set forth in proposition 1. As of the record date, we had 36,614,306 common shares outstanding.

Cumulative Voting for Directors

      Cumulative voting is authorized for all shareholders if any shareholder gives notice prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one nominee a number of votes equal to the number of directors to be elected (six at this meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number among any or all of the nominees at the shareholder’s discretion.

      Shareholders may exercise their right to cumulative voting by indicating that they are voting cumulatively on their Proxy Form and attaching to it their instructions indicating how many votes their proxy should give to each candidate.

Quorum

      The presence in person or by proxy of the holders of a majority of the shares of our common stock outstanding will constitute a quorum for the purpose of transacting business at the annual meeting.

Abstentions; Broker Non-Votes

      Abstentions will be treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against proposition 2, which requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting in order to be approved or adopted. Broker non-votes will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether proposition 2 has been approved or adopted, or whether a majority of the vote of the shares present and entitled to vote has been cast. “Broker non-votes” occur when shares held by brokers or nominees that are present in person or represented by proxy are not voted on a particular matter because instructions have not been received from the beneficial owner.

Solicitation of Proxies

      We will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Notice of Meeting, the Proxy Form, and our 2003 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common shares on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, telegram, or other permissible means by our directors, officers or employees. No additional compensation will be paid to these individuals for conducting such a solicitation.

PROPOSITION 1

ELECTION OF DIRECTORS

      In accordance with our bylaws, our board of directors currently consists of nine members. You are being asked to consider and vote for six persons nominated by us to serve on our board of directors; five of whom are currently serving as members of our board of directors and one of whom has not previously served on our board of directors.

      Following are the current members of our board of directors standing for re-election at the annual meeting:

      Wallace W. Griffin was appointed our President and Chief Executive Officer in September of 1998 when an investor group he was part of purchased and recapitalized the company. In June of 2001, he was appointed our Chief Executive Officer and chairman of our board of directors. In July of 2003, Mr. Griffin stepped down as our Chief Executive Officer upon the appointment of Henry R. Carabelli to such position but remained as chairman. He has over 40 years experience in telecommunications, cable television, publishing and advertising. Prior to joining us, Mr. Griffin served as a Group President for a number of Jones International companies from 1994 to 1997, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, he served as the President and Chief Executive Officer of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin currently serves on the Advisory Board for the University of the Pacific Eberhardt School of Business and the Board of Trustees for the University of California, Merced.

      Henry R. Carabelli joined us as President and Chief Operating Officer in June of 2001. In January of 2003, Mr. Carabelli was appointed a member of our board of directors. In July of 2003, Mr. Carabelli was appointed our President and Chief Executive Officer. Formerly the Chief Operating Officer of ICG, a Colorado-based competitive local exchange carrier, and President of @Link Networks, a broadband service provider, Mr. Carabelli brings over 27 years of telecom experience to Pac-West. He joined ICG in 1996 as Executive Vice President of network operations, and served as Chief Operating Officer from 1998 to 1999 with responsibility over network engineering, customer care, sales, and installation. Prior to ICG, Mr. Carabelli spent 19 years in management with Ameritech and Michigan Bell. In 1986, he was chosen for a technology internship program at Bellcore to expand exposure to new broadband technologies. Mr. Carabelli currently serves as a Director on the San Joaquin Business Council.

      Jerry L. Johnson is president of eMoney Advisor, founder and chairman of the board of directors of Axum Partners and served as chairman of our board of directors from September of 1998 to June of 2001. From 1995 until December 2001, Mr. Johnson was employed by Safeguard Scientifics Inc., where he was the Executive Vice President overseeing the partner companies in the E-Communications group. From 1985 to 1995, he worked at U S West in various positions, including Vice President, Network and Technology Services, which included managing U S West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and Chief Executive Officer of Northwestern Bell Information Technologies.

      John K. La Rue founded the company’s predecessor (also known as Pac-West Telecomm, Inc.) in 1980 and served as its President until September of 1998. From September of 1998 until July of 2001, Mr. La Rue served as our Executive Vice President. Currently, Mr. La Rue is semi-retired and employed on a part-time basis serving as an advisor to Mr. Carabelli, our president and Chief Executive Officer. Mr. La Rue has over 34 years of experience in the telecommunications industry.

      Thomas A. Munro was appointed a member of our board of directors in April of 2003. He served as the President of Wireless Facilities, Inc., a publicly-traded company that builds and services wireless telecom networks, from September of 2000 to January of 2003. He joined Wireless Facilities, Inc. in 1997 as the company’s first Chief Financial Officer. From 1996 to 1997, Mr. Munro served as the Chief Executive Officer of @Market, an online sporting goods retailer that he founded. From 1994 through 1995, Mr. Munro served as the Chief Financial Officer of Precision Digital Images, Inc., a high technology company targeting the image processing market for a wide range of machine tools and instruments.

      In addition, our board of directors has nominated the following person, who has not previously served as a member of our board of directors, for election to serve on our board of directors at the annual meeting:

      Patricia Romero Cronin serves as Vice President — Global Services of IBM Corporation. From 2000 to 2002, Ms. Cronin served as Vice President of the Global Practice for IBM Global Services’ e-business Services and Integration Group. In that role she lead a global team of over 12,000 consultants who helped clients plan, design and implement e-business solutions for customers. In January of 1999, Ms. Cronin was appointed as Vice President of Olympic Technology Integration and was responsible for developing software for the massive task of keeping track of Olympic entrants, measuring their performance and posting and communicating results. Ms. Cronin has over 20 years experience at IBM, having held many technical and global and management positions.

      Ms. Cronin has been nominated to fill the position formerly held by Dr. Jagdish N. Sheth. Ms. Cronin was recommended to our nominating and governance committee and board of directors by our Chief Executive Officer after completion of a search conducted by the Chief Executive Officer with the concurrence of our board of directors to identify qualified potential board candidates. Ms. Cronin has personally expressed willingness to serve and is in the process of obtaining approval from her employer, IBM.

      Under California law, listed companies are authorized to implement a “classified” board of directors, for which directors may be divided into two or three classes and serve terms of two or three years, respectively. A “listed” company under California law is one whose shares are listed on the New York Stock Exchange or American Stock Exchange, or quoted on the Nasdaq National Market System. Our common shares were quoted on the Nasdaq National Market System from November 4, 1999, when we completed our initial public offering, until May 28, 2002, when our common shares ceased being quoted on the Nasdaq National Market and began being quoted on the Nasdaq SmallCap Market. Accordingly, although our articles of incorporation and bylaws provide for a classified board of directors, we are ineligible to continue utilizing a classified board of directors until such time as we may again become a listed company under California law.

      We have nominated six persons to fill vacancies arising in connection with this annual meeting as a result of the declassification of our board of directors. Directors elected at this annual meeting will serve until the 2005 annual meeting of shareholders or until a successor has been elected or appointed and qualified except in the case of the death, removal or resignation of such director with all continuing directors eligible to serve out the remainder of their original terms. We currently expect that all nine directorships will stand for election at the 2005 annual meeting of shareholders.

      Pursuant to our bylaws, vacancies on our board of directors and newly created directorships resulting from any increase in the authorized number of directors, which is currently not anticipated, are filled by a majority vote of the incumbent directors.

      We believe that each nominee is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent directors may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

      Directors will be elected at the annual meeting by a plurality of the votes cast at the annual meeting by the holders of shares represented in person or by proxy. Cumulative voting is authorized for all shareholders if any shareholder gives notice prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one nominee a number of votes equal to the number of directors to be elected (six at this meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number among any or all of the nominees at the shareholder’s discretion.

      Shareholders may exercise their right to cumulative voting by indicating that they are voting cumulatively on their Proxy Form and attaching to it their instructions indicating how many votes their proxy should give to each candidate.

      Our board of directors has carefully considered and approved the nominees and recommends that you vote “FOR” all of the nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS

      The table below sets forth certain information as of April 30, 2004 with respect to our current directors and executive officers:

Name	Age	Position(s)

Executive Officers:
Henry R. Carabelli	48	Chief Executive Officer, President and Director
H. Ravi Brar	35	Chief Financial Officer
Todd M. Putnam	40	Chief Information Officer
Wayne Bell	32	Vice President Marketing and Sales
Michael B. Hawn	40	Vice President Customer Network Services
Eric E. Jacobs	33	Vice President, General Manager Service Provider Sales
Peggy McGaw	45	Vice President Finance
Robert C. Morrison	57	Vice President and General Counsel
Christine Ruane	40	Vice President SME Sales
John F. Sumpter	56	Vice President Regulatory and Human Resources
Directors:
Wallace W. Griffin	65	Chairman of the Board
Henry R. Carabelli	48	Chief Executive Officer, President and Director
A. Gary Ames	59	Director
David G. Chandler	46	Director
Jerry L. Johnson	56	Director
John K. La Rue	54	Director
Thomas A. Munro	47	Director
Samuel A. Plum	59	Director
Dr. Jagdish N. Sheth	65	Director

      The present principal occupations and recent employment history of each of our current directors (other than those nominated for election to serve as a member of the board of directors at this annual meeting) and each of the executive officers listed above, other than those officer’s also serving as a director, are set forth below.

Continuing Directors

      A. Gary Ames has served as a member of our board of directors since July of 2000. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from 1995 until his retirement in June of 2000. From 1989 to 1995, he served as President and Chief Executive Officer of U S West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of Albertsons, Inc., Tektronix, Inc. and iPass, Inc.

      David G. Chandler has served as a member of our board of directors since September of 1998. Mr. Chandler is a Managing Director of William Blair Capital Partners, L.L.C., a Chicago-based private equity firm. In addition, Mr. Chandler is a Principal of William Blair & Company where he has been employed since 1987. Prior to joining William Blair & Company, Mr. Chandler was an investment banker with Morgan Stanley & Co. Inc. from 1984 to 1987. Mr. Chandler serves as a director of the following companies: Morton Grove Pharmaceuticals, Inc., Pharma Research Corporation, Engineering Materials Corp., U.S. Education Corporation, The Plastics Group and American Civil Constructors, Inc.

      Samuel A. Plum has served as a member of our board of directors since September of 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August of 1996, and was employed by Safeguard Scientifics from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities at the investment banking divisions of PaineWebber, Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has 30 years of investment banking, mergers and acquisitions, and private equity investment experience. Mr. Plum also serves as a director of Index Stock Photography, Inc., Metallurg Holdings, Inc. and Pentech Financial Services Inc.

Retiring Directors

      Dr. Jagdish N. Sheth has served as a member of our board of directors since July of 1999. Dr. Sheth has also been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School since 1991 and is the founder of the Center for Relationship Marketing at Emory University. From 1984 to 1991, Dr. Sheth was the Robert E. Brookner Professor of Marketing at the University of Southern California and is the founder of its Center for Telecommunications Management. Dr. Sheth also serves as a director of Norstan, Inc., Wipro Limited and Cryo-Cell, Inc. Dr. Sheth has expressed his desire to retire at the conclusion of his term in June 2004 and will not stand for reelection.

Executive Officers

      H. Ravi Brar joined us in July of 1999 as Vice President of Business Development. He was appointed Vice President of Customer Operations in October of 2000, Vice President of Finance and Treasurer in August of 2001, Acting Chief Financial Officer in February of 2002, and Chief Financial Officer in September of 2002. Prior to joining Pac-West, Mr. Brar was employed with Xerox Corporation from 1991 to 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Developing Markets Operations in China and Russia, and Area General Manager and Controller of Xerox’s Business Services division in Pittsburgh, PA. Mr. Brar has responsibility for our financial and accounting operations, public reporting, and evaluating strategic growth opportunities.

      Todd M. Putnam joined us in October 2003 as Chief Information Officer. Mr. Putnam has responsibility over our information systems including our information technologies strategic plan and infrastructure, including operating support systems, software development, database administration, information services and security, system integration, internal and external web sites, and supplier partnerships. Prior to joining us, he completed a consulting assignment with TechNexxus, LLC (a subsidiary of Mintz Levin Cohn Ferris Glovsky and Popeo PC) in Washington D.C. From 1989 to 2002, he was employed with Global Crossing LTD (Frontier Communications, ConferTech International, and T1 Systems), where he was responsible for building, operating, and maintaining the global information systems infrastructure for the entire company. He held a variety of senior level IT positions, including Vice President of Global IS Operations, Vice President of North American Systems and Infrastructure, Vice President of Systems Development, and CIO of the ConferTech division.

      Wayne Bell joined us as Vice President of Marketing in August of 2001. He has over 11 years of telecommunications management experience, including sales product marketing, product and process development, network planning, engineering, customer service, and operations. His former positions include Vice President of Marketing and Channel Development for @Link Networks, Inc. in Louisville, CO and Senior Director of Product and Process Development for ICG Communications, Inc. in Englewood, CO. He also served in a Director capacity in the Program Office for U S WEST Communications, Inc. in Englewood, CO. Mr. Bell has leadership over sales, marketing and customer relations.

      Michael B. Hawn joined us as Vice President of Customer Network Services in August of 2001. He has over 15 years of telecommunications management experience, including network planning, engineering, service delivery, provisioning, and software development. His former positions include Vice President of

National Operations and Vice President of Program Management for @Link Networks, Inc. in Louisville, CO, Vice President of Planning and Engineering for ICG Communications, Inc. in Englewood, CO, and Technical Manager for Lucent Technologies’ Regional Technical Assistance Center (RTAC) in Lisle, IL and Cockeysville, MD. Mr. Hawn has end-to-end responsibility over service delivery, maintenance, field operations, reliability and engineering.

      Eric E. Jacobs was appointed our Vice President and General Manager for Service Provider Sales in December 2003. Mr. Jacobs joined us in March 2003 as Senior Director of Service Provider Sales and was promoted to a corporate officer in December 2003. Mr. Jacobs has responsibility over our service provider sales and customer relations, focusing on revenue growth, customer retention, and new customer acquisitions. He has over ten years of sales management experience in the communication industry, including positions as Director of Sales for Metromedia Fiber Network from April 2000 to March 2003 and Manager of Corporate Accounts for Nextel Communications, Inc from August 1998 to April 2000.

      Peggy Mc Gaw joined us in June 2002 as Executive Director of Accounting and Finance and was promoted to Vice President Finance in December 2003. Ms. Mc Gaw has responsibility over our accounting, risk management, financial reporting and compliance, and tax and treasury activities. Prior to joining us she served as Chief Financial Officer of theDial.com from 1999 to 2002. Prior positions included in her 19 years of finance experience are Vice President of Finance and Acting CFO of Intracel Corporation and Business Assurance Manager for PricewaterhouseCoopers, LLP. Her extensive experience with technology-based companies includes numerous capital raising and M&A transactions. Ms. Mc Gaw is a member of the American Institute of Certified Public Accountants, Financial Executives International and the Forum for Women Entrepreneurs.

      Robert C. Morrison joined us as Vice President and General Counsel in January of 2003. He was elected to our board of directors in June of 2001 and served as a director until December 2002. He has served as our Corporate Secretary since February 2001. Prior to joining us, Mr. Morrison was an attorney with Neumiller and Beardslee, P.C. in Stockton, California from 1972 to 2002. He served as Managing Director of Neumiller and Beardslee from 1983 to 1990. In July of 2002, he completed a term on the Board of Regents of the University of California. He is a past president of the Greater Stockton Chamber of Commerce, the San Joaquin County Economic Development Association, and the alumni association for UC Davis, and served as a member of the Board of Directors and Executive Committee of the Lassen Volcanic National Park Foundation.

      Christine Ruane joined us in January of 2000 as a Branch Manager in Napa, California, and was promoted to Regional Manager for Northern California in April of 2002. In July of 2002, she was appointed Vice President SME Sales. Prior to joining us, Ms. Ruane was employed with Ameritel from 1995 to 1999 as Director of Enhanced Network and Agency Services. From 1987 to 1991, Ms. Ruane was employed with R.H. Macy and Co., where she held several executive management positions in sales and human resources. Ms. Ruane has responsibility over our small and medium enterprise (SME) sales channels.

      John F. Sumpter joined us as Vice President of Regulatory in July of 1999. He assumed additional responsibility as Vice President of Human Resources in January of 2003. Mr. Sumpter has over 30 years of experience in the telecommunications industry. Prior to joining us, he was employed with AT&T from 1984-1999, where he held several executive level regulatory and marketing positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. He is responsible for our relations with government regulatory agencies, regulatory compliance, intercarrier relations, and human resources. He currently serves as Chairman of the Board of CALTEL, the California Association of Competitive Telecommunications Companies and of CACE, the California Alliance for Consumer Education.

Information About Our Board of Directors

General

      Our board of directors met nine times during the fiscal year ended December 31, 2003. Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees. Each of our directors attended 75% or more of the meetings of the board of directors and any committees on which such director served during the fiscal year ended December 31, 2003, with the exception of Dr. Jagdish Sheth who attended six of the nine meetings. Our executive officers are elected by and serve at the discretion of our board of directors.

      Our board of directors has concluded that three of the six nominees for election to the board of directors, Ms. Cronin and Messrs. Johnson and Munro, and the three continuing directors, Messrs. Ames, Chandler and Plum, qualify as “independent” directors in accordance with the listing requirements of the Nasdaq Stock Market.

Compensation of Directors

      Directors who are employed by us, including Mr. Carabelli and Mr. La Rue, are not currently entitled to receive any compensation for serving on our board of directors. Our independent directors are entitled to receive $5,000 per quarter as compensation for serving on our board of directors, and an additional $500 for each committee meeting they attend that is held other than on a board meeting date. However, two of our independent directors, Messrs. Chandler and Plum, have declined to accept compensation for service on our board or its committees. Mr. Griffin receives $5,000 per quarter as compensation for serving on our board of directors and $12,500 per quarter for performing the duties of chairman of the board.

      In February 2003, we granted to Mr. Johnson stock options to purchase 18,000 shares of our common stock. These options vested over a four-month period, with 66 2/3% vesting immediately on the date of grant and the remaining 33 1/3% vesting on June 9, 2003, and have an exercise price of $0.53 per share. In May 2003, we granted to Mr. Munro stock options to purchase 48,000 shares of our common stock. These options vest over a four-year period with 25% vesting at the end of each year from the date of grant, and have an exercise price of $0.53 per share. In June 2003, we granted to each of Messrs. Ames, Johnson, La Rue and Dr. Sheth stock options to purchase 12,000 shares of our common stock. These options vest in one-year from the date of grant, and have an exercise price of $0.96 per share. We did not grant any options to our directors in 2002.

      In addition, we pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

Board Member Nominations

      The nominating and corporate governance committee will consider nominees recommended by shareholders who beneficially own and have owned for one year prior to the date of the recommendation, individually or in the aggregate, more than five percent of our issued and outstanding common shares. Following this annual meeting, it is expected that recommendations for nominees may be submitted by shareholders by accessing the investor relations page of the company website http://www.pacwest.com and clicking the appropriate hyperlink or via regular mail or overnight delivery service addressed to: nominating and corporate governance committee, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, CA 95207. Nominations for the 2005 annual meeting must be received by us no earlier than October 1, 2004 and no later than December 30, 2004. Recommendations received after December 30, 2004 will be retained for consideration in the event of a board vacancy occurring after the date of the 2005 annual meeting. Each recommendation must contain (i) the legal name and address of the person making the recommendation, and in the case of shareholders, the number of shares owned and the length of ownership thereof, (ii) as to each candidate, the legal name and contact information of that candidate, a resume or biographical description of the candidate sufficient to evaluate his or her personal qualifications and experience, (iii) the legal names and contact information of three personal and business references with respect to the character and business background and experience of the candidate and (iv) a statement that the candidate is aware that he or she has been recommended and has expressed willingness and ability to serve if nominated and elected.

      The nominating and corporate governance committee will consider and evaluate persons recommended by shareholders meeting the above requirements in the same manner as potential nominees identified for nomination by us. The committee will rank the candidates it receives, conduct interviews of a number of candidates at the top of the ranking equal to twice the number of open seats on the board for which an incumbent director is not expected to be nominated, cause background checks and drug screenings to be conducted on those candidates it intends to recommend for nomination and, subject to successful completion of the background check and drug screenings of the candidates, will recommend to the board of directors a slate of nominees equal to the number of directors to be elected at the annual meeting. These procedures are described in greater detail in the Corporate Governance Standards set forth as Appendix A to this Proxy Statement, and is expected to be included as part of the investor information available through our website at http://www.pacwest.com on or after the date of our annual meeting.

Shareholder Communications with the Board and Annual Meeting Attendance

      Any shareholder or other interested party who has a concern or inquiry regarding our conduct may communicate directly with either our independent directors or the full board of directors. Our lead independent director will receive all such communications on behalf of our independent directors and the full board of directors. Communications may be confidential or anonymous, and may be submitted in writing to lead independent director, c/o Corporate Secretary Pac-West Telecomm, Inc., 1776 W. March Lane, Stockton, California 95207 or, on or after the date of our annual meeting, by accessing the investor relations page at http://www.pacwest.com. Our lead independent director will receive all such communications on behalf of our independent directors and the full board of directors. All such communications will be reviewed and, if necessary, investigated and/or addressed by the lead independent director and the status of such communications will be reported to our independent directors or the full board of directors on a quarterly basis. These matters are described in more detail in our Code of Business Conduct and Ethics, which is set forth as Appendix B to this Proxy Statement and is expected to be included as part of the investor information available through our website at http://www.pacwest.com on or after the date of the annual meeting.

      Directors are encouraged to attend annual meetings of the company shareholders. All of our directors attended the 2003 annual meeting of our shareholders.

Committees of the Board of Directors

      Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees, as follows:

•	Audit Committee. The audit committee is currently composed of three independent directors, Messrs. Ames and Munro and Dr. Sheth. Among other functions, the purpose of the audit committee is to assist our board of directors generally in its oversight of the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, the independence and performance of our independent accountants and the performance of our internal audit function, the hiring and firing of our independent accountants and any non-audit work performed by our independent accountants and our legal compliance and ethics policies and procedures. Our board of directors has determined that all members of the audit committee are “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market and the rules of the Securities Exchange Commission and that Mr. Munro qualifies as an “audit committee finance expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee met twelve times during the fiscal year ended December 31, 2003.

On February 25, 2003, the audit committee of the board of directors adopted an amended and restated charter for the audit committee. A copy of the amended and restated charter for the audit committee was filed with the Securities and Exchange Commission on April 28, 2003 as part of our 2003 Proxy Statement.

•	Compensation Committee. The compensation committee is currently composed of three independent directors, Messrs. Chandler, Johnson and Plum. Among other functions, the compensation committee makes recommendations to our board of directors regarding the compensation of our Chief Executive Officer and other senior executive officers, awards under our compensation and benefit plans and compensation policies and practices. In particular, the compensation committee reviews and approves the goals and objectives related to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the compensation committee is involved in the preparation of employment agreements, severance agreements and change of control agreements with our senior executive officers. Our board of directors has determined that each of the directors serving on the compensation committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The compensation committee met five times during the fiscal year ended December 31, 2003.

•	Executive Committee. The executive committee is currently composed of Messrs. Griffin and Carabelli and three independent directors: Messrs. Chandler, Johnson and Plum. Among other functions, the executive committee makes recommendations to our board of directors regarding matters that arise when the full board is unable to meet. The executive committee did not meet during the fiscal year ended December 31, 2003.

•	Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently composed of three independent directors, Messrs. Johnson and Chandler and Dr. Sheth. Among other functions, the nominating and corporate governance committee establishes criteria for selecting new directors and senior executive officers, identifies individuals qualified to become members of our board of directors and senior executive officers and recommends to our board of directors such individuals as nominees. Our board of directors has determined that each of the directors serving on the nominating and corporate governance committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The nominating and corporate governance committee met seven times during the fiscal year ended December 31, 2003.

The nominating and corporate governance committee’s charter is set forth as Appendix C to this Proxy Statement and is expected to be included as part of the investor information available through our website at http://www.pacwest.com on or after the date of the annual meeting.

The nominating and corporate governance committee identifies nominees for director from various sources. At times, the committee may retain search firms at our expense to identify potential nominees. In assessing potential nominees, the committee considers the character, background and professional experience of candidates. All nominees should possess unquestioned personal integrity and sound business ethics, loyalty to us and concern for our success and welfare, the ability to exercise sound and independent judgment and an awareness of a directors’ vital role in our good corporate citizenship. In addition, all director nominees must be willing to assume broad, fiduciary responsibility on behalf of all shareholders for the management of the enterprise. The committee will also carefully consider any potential conflicts of interest. In addition, to be a qualified nominee as an independent member of the board of directors, such nominee must meet the definition of an “independent” director pursuant to applicable law, Securities and Exchange Commission regulations, our Corporate Governance Standards and the listing requirements of the Nasdaq Stock Market.

•	Risk Management Committee. The risk management committee is currently composed of three directors, Messrs. Carabelli, La Rue and Ames. Among other functions, the risk management committee reviews and consults with management regarding proposals for insurance coverage for the corporation, as well as oversees the development of procedures and policies to assess the risk profile of the corporation, vulnerabilities of operating systems and capital facilities to risk of damage or destruction and or service interruptions and preventative and remedial plans. The risk management committee met three times during the fiscal year ended December 31, 2003.

•	Restructuring Committee. The restructuring committee was formed in 2003 for the purpose of providing guidance to management in connection with the restructuring of its outstanding senior notes.

The committee was composed of directors Griffin, Plum and Munro. It met six times during the fiscal year ended December 31, 2003.

•	Business Development Committee. The business development committee is currently composed of three directors, Mr. Griffin and two independent directors, Messrs. Munro and Plum. Among other functions, the business development committee works with management in identifying and evaluating business development opportunities, including mergers and acquisitions. The business development committee was formed March 31, 2004 and, as a result, it did not meet during the fiscal year ended December 31, 2003.

Reports by Board Committees

      The following report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 (“Securities Act”), as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

      The audit committee of our board of directors consists entirely of directors who we believe are “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The current members of the Audit Committee are Messrs. Ames and Munro and Dr. Sheth. In addition, we believe that Mr. Munro is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee operates under a written charter adopted by the board of directors, which charter was last reviewed and revised by the audit committee on February 25, 2003. As described above, a copy of the amended and restated charter for the audit committee was filed with the Securities and Exchange Commission on April 28, 2003 as part of Pac-West’s 2003 Proxy Statement.

      The audit committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditor, the annual audit of Pac-West’s financial statements, and related matters. Management is responsible for our financial reporting processes including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Pac-West’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent accountants included in their report on our financial statements.

      In addition, the audit committee approves the fees and terms of all audit engagements and pre-approves all auditing services and permitted non-audit services to be performed for Pac-West by the independent auditors (subject to de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the audit committee prior to completion of the audit). The audit committee shall establish policies and procedures for such approval and pre-approval. The audit committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more audit committee members, provided that such designees present any such approvals to the full committee at the next committee meeting.

      On June 4, 2002, Pac-West dismissed our independent accountants, Arthur Andersen LLP (“Arthur Andersen”) and engaged the services of KPMG LLP (“KPMG”) as its new independent accountants. The board of directors authorized the dismissal of Arthur Andersen and the engagement of KPMG.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During 2000 and 2001 and through the date of Arthur Andersen’s dismissal, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on Pac-West’s consolidated financial statements for such years; and (ii) there were no “reportable events” (as such term is defined in the regulations to the Securities Act of 1933 and the Exchange Act).

      During 2000 and 2001 and through the date of Arthur Andersen’s resignation, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter or reportable event.

      The audit committee has reviewed and discussed with management and KPMG the audited financial statements contained in Pac-West’s Annual Report on Form 10-K for the year ended December 31, 2003. The audit committee reviewed KPMG’s independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, relating to KPMG’s independence from us. The audit committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, and had the opportunity to ask KPMG questions relating to such matters.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, a resolution that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      In prior years we have generally submitted to a vote of our shareholders the matter of ratification of the appointment of our independent auditors for the year. This vote has been only advisory because historically our board of directors (and now the audit committee) has the responsibility and authority under applicable law to hire and dismiss our independent auditors. Because of the legal responsibility of the audit committee related to the retention and oversight of the independent auditors as set forth in the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules, we have dispensed with the formality of seeking ratification of the appointment of our independent auditors this year, which we believe is consistent with emerging corporate governance practices.

AUDIT COMMITTEE
A. Gary Ames
Thomas A. Munro
Dr. Jagdish N. Sheth

Audit Fees

      The following summarizes the aggregate fee billed by our current independent accountants, KPMG, as well as our former independent accountants, Arthur Andersen, LLP.

	2003	2002

Audit Fees(a)	$288,136	$231,810
Audit-Related Fees(b)	43,899	0
Tax Fees(c)	0	112,079
All Other Fees(d)	0	0
Total Fees	$332,035	$343,889

(a)	Audit Fees are fees for professional services performed by KPMG, and Arthur Andersen for 2002, for the audit of the Company’s consolidated annual financial statements and review of consolidated financial statements included in the Company’s Forms 10-K and 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. KPMG billed us $210,310 for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Reports on Form 10-Q for the periods ending June 30 and September 30, 2002. In addition, our former independent auditor, Arthur Andersen billed us $31,000 for professional services rendered for the review of our financial statements included in our quarterly report on Form 10-Q for the quarter ended March 31, 2002.

(b)	Audit-Related Fees are fees for the assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. For 2003, these fees consist primarily of fees for professional services provided to assist the Company with the review of certain documents, the filing of a proxy statement and the issuance of a debt compliance report.

(c)	Tax Fees are fees for professional services performed Arthur Andersen for 2002, with respect to tax compliance, tax advice and tax planning. Prior to their dismissal, Arthur Andersen billed us $112,079, primarily related to research and consultation concerning various local, state and federal tax matters and preparation of federal and state income tax returns between January 1, 2002 and April 30, 2002. Since Arthur Andersen’s dismissal we have used Deloitte and Touche, LLP for all tax advisory services.

(d)	All Other Fees are fees for permissible professional services performed by KPMG, and Arthur Andersen for 2002, that are not encompassed in the above categories.

      The audit committee has considered whether the provision of the services described above is compatible with maintaining the independence of KPMG and has concluded that such services are compatible with maintaining the independence of our principal auditor. Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Compensation Committee Report on Executive Compensation

      The compensation committee of the board of directors is composed entirely of “independent” directors within the meaning of the listing requirements of the Nasdaq Stock Market. No member of the compensation committee is a former or current officer of the Company. The compensation committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock ownership programs.

      Pac-West’s compensation program for executive officers is administered and reviewed by the compensation committee. The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary and variable compensation in the form of annual and quarterly incentive compensation. It is the compensation committee’s objective to help ensure that a significant portion of an executive’s total annual compensation be contingent upon the attainment of one or more performance objectives. Beginning in 2002, the compensation structure for executive officers (except for the chief executive officer who will continue to be paid annually) was modified to issue quarterly variable incentive payments for corporate performance and annual payments for individual performance.

      Historically, annual incentive payments were based upon various factors, including corporate, operating unit and individual performance during the preceding calendar year. An operating plan is established annually which sets goals for overall corporate performance relating to earnings (before interest and taxes). The chief executive officer’s annual incentive compensation is based on the overall corporate performance plus specific milestones set by the board of directors for markets in operation, access lines in service and capital raising.

      The variable pay program for executive officers was comprised of two elements based on corporate performance and individual performance. The corporate performance equated to fifty percent of the total variable pay target and was paid out as approved each quarter. The corporate performance goals were based on two primary financial measurements, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage of expenses, and EBITDA as a percentage of assets for the quarter being evaluated. The individual performance equated to 50% of the annual target and was based on each executive’s performance and success in meeting the business imperatives.

      The chief executive officer’s compensation in 2003 consisted of fixed compensation in the form of base salary as specified in his employment contract with the company. In addition, the chief executive officer is entitled to an annual bonus as determined based on the Company’s overall performance. In setting the amount of the annual bonus, the compensation committee establishes with the assistance of the chief executive officer a set of financial, operating and regulatory objectives and, where appropriate, specific performance metrics based upon the annual budget or industry comparables to serve as a guideline. These metrics include revenue, operating income, cash flow, plant performance, balance sheet, business growth and relative industry performance measurements. The compensation committee reviews the performance of the chief executive officer with him or her annually and based thereon determines the appropriate bonus amount.

COMPENSATION COMMITTEE

Samuel A. Plum
A. Gary Ames
David G. Chandler

Equity Compensation Plan Information

      The table below provides information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2003.

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans(1)

Approved Plans
1999 Stock Incentive Plan	4,997,914	$1.78	575,663
2000 Employee Stock Purchase Plan(2)	—	—	695,054
Non-Approved Plans
1998 Griffin Non-Qualified Stock Incentive	350,000	$0.48	—
2000 Napa Valley Non- Qualified Stock Incentive Plan(3)	—	—	55,000

(1)	Excludes securities reflected in Column A.

(2)	Amounts withheld from employees to purchase stock at June 30, 2004 are not included.

(3)	Our board of directors terminated the 2000 Napa Valley Non-Qualified Stock Incentive Plan in February 2004. There are currently no obligations outstanding under such plan.

Compensation Committee Interlocks and Insider Participation

      There are no family relationships between any of our directors or executive officers and there are no director interlocking relationships.

EXECUTIVE COMPENSATION

      The following table summarizes the compensation we paid in the fiscal years ended December 31, 2003, 2002 and 2001 to our named executive officers, consisting of our chief executive officer and each of our next four most highly compensated executive officers for the year ended December 31, 2003.

				Long-term
	Annual Compensation			Compensation

		Regular	All Other	Restricted
Name and Principal Position Held	Salary	Bonus	Compensation(2)	Stock Awards(3)

Henry R. Carabelli,
President and Chief Executive Officer
Fiscal Year 2003	321,875	138,000	95,906	808,000
Fiscal Year 2002	275,000	175,618	7,116	—
Fiscal Year 2001	142,788	—	706	—
Wallace W. Griffin,
Chairman of the Board(1)
Fiscal Year 2003	312,155	—	767,167	—
Fiscal Year 2002	350,000	175,000	7,116	—
Fiscal Year 2001	350,000	—	12,306	—
H. Ravi Brar,
Chief Financial Officer
Fiscal Year 2003	210,000	88,200	6,701	—
Fiscal Year 2002	195,250	114,562	6,480	—
Fiscal Year 2001	166,125	—	3,138	—
Michael B. Hawn
Vice President Customer Network Services
Fiscal Year 2003	212,700	82,981	9,708	—
Fiscal Year 2002	208,333	98,747	6,348	—
Fiscal Year 2001	97,000	—	3,061	—
Wayne Bell
Vice President Marketing and Sales
Fiscal Year 2003	192,313	84,025	6,695	—
Fiscal Year 2002	170,000	84,883	5,127	—
Fiscal Year 2001	104,454	—	2,772	—
John F. Sumpter
Vice President Regulatory and Human Resources
Fiscal Year 2003	150,456	46,573	8,808	—
Fiscal Year 2002	133,000	66,555	5,429	—
Fiscal Year 2001	127,186	—	5,948	—

(1)	In July 2003, Mr. Griffin resigned as our Chief Executive Officer but remained as our chairman of the board of directors.

(2)	All Other Compensation includes company 401K match, life insurance, long-term disability insurance and auto allowance. For fiscal 2003, Mr. Carabelli’s Other Compensation includes $84,622 of relocation costs and Mr. Griffin’s Other Compensation includes $755,072 in severance payments.

(3)	In December 2003, Mr. Carabelli received a grant of performance unit awards for 400,000 shares of common stock. The dollar value indicated in the Restricted Stock Awards column is based on the closing market price, $2.02, of our common shares when the performance unit awards were granted, December 29, 2003.

Stock Incentive Plans

General

      We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries’ current or future employees, directors, consultants and advisors. Under the 1999 Stock Incentive Plan, our board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board.

      In addition, we have established the 1998 Griffin Non-Qualified Stock Incentive Plan for Mr. Griffin, the 1998 Bryson Non-Qualified Stock Incentive Plan for Richard E. Bryson, our former Chief Financial Officer, and the 2000 Napa Valley Non-Qualified Stock Incentive Plan, which authorizes or authorized, as the case may be, the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to certain of our employees. Our board of directors terminated the 1998 Bryson Non-Qualified Stock Incentive Plan in April 2003 and the 2000 Napa Valley Non-Qualified Stock Incentive Plan in February 2004, and we currently have no obligations outstanding under either such plan.

      An aggregate of 6,101,750 shares of common stock are currently reserved for option grants under the 1999 Stock Incentive Plan and the 1998 Griffin Non-Qualified Stock Incentive Plan. These plans are subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of December 31, 2003, we had granted options outstanding with respect to 4,947,914 shares of common stock under all plans. As of December 31, 2003, 400,436 options have been exercised.

Option Grants in 2003

      The table below provides information regarding stock options granted to the named executive officers during 2003. None of the named executive officers received SAR’s. The options referred to below vest over a period of three to four years and are exercisable to purchase shares of our common stock in accordance with our 1999 Stock Incentive Plan and, in the case of Mr. Griffin, the 1998 Griffin Non-Qualified Stock Incentive Plan. In addition, options issued to the below named executives become fully vested upon a change in control.

      The amounts shown for potential realizable value are calculated assuming that the market value of the common stock was equal to the exercise price per share as of the date of grant of the options. This value is the approximate price per share at which shares of the common stock would have been sold in private transactions on or about the date on which the options were granted. The dollar amounts under these columns assume a compounded annual market price increase for the underlying common shares from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of the common shares. The actual value, if any, a named officer may realize will depend on the excess of the market price for the common shares on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a named officer will be at or near the value estimated above.

Stock Options Granted to Named Executive Officers in 2003

% of Total
	Number of	Options
	Shares	Granted to
	Underlying	Employees	Exercise or
	Options	in Fiscal	Base Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)

Henry R. Carabelli	100,000	10.1%	$0.50	1/1/2013	31,445	79,687
Wallace W. Griffin	—	—	—	—	—	—
H. Ravi Brar	—	—	—	—	—	—
Michael B. Hawn	—	—	—	—	—	—
Wayne Bell	75,000	7.6%	$0.58	2/1/2013	27,357	69,328
John F. Sumpter	75,000	7.6%	$0.58	2/1/2013	27,357	69,328

Outstanding Stock Options and Year-End Values

      The following table sets forth information regarding the number and value of unexercised stock options held by each of our named executive officers as of December 31, 2003. No named executive officers exercised options in 2003.

			Value of Unexercised
	Number of Unexercised		In-The-Money Options
	Options at Year End		at Year End

		Non-		Non-
Name	Exercisable	Exercisable	Exercisable	Exercisable

Wallace W. Griffin	1,095,694	—	$925,317	$—
Henry R. Carabelli	258,333	241,667	$186,166	$181,834
H. Ravi Brar	149,833	124,167	$67,566	$165,034
Michael B. Hawn	75,000	125,000	$94,500	$164,500
Wayne Bell	68,750	106,250	$84,625	$134,875
John F. Sumpter	110,000	65,000	$36,425	$81,025

Performance Unit Awards

      In December 2003, we granted Mr. Carabelli the right to receive performance unit awards for 400,000 shares of common stock (before any stock split, reverse stock split or stock dividend) under an employment agreement. Under the agreement, 200,000 performance unit awards shall become vested, provided Mr. Carabelli remains employed by us through June 30, 2007 or in the event of a change in control as defined in our 1999 Stock Incentive Plan. In addition, the remaining 200,000 performance unit awards will vest provided that Mr. Carabelli remains employed by us through June 30, 2008 or in the event of a change in control as defined in our 1999 Stock Incentive Plan. The agreement provides for accelerated vesting in the event that the monthly average fair market value of our common stock is greater than or equal to $3.00 per common share for a period of six consecutive calendar months commencing on or after January 1, 2004.

Qualified 401(k) and Profit Sharing Plan

      We maintain a tax-qualified 401(k) retirement plan for all full-time employees who are at least 18 years of age and who have completed 90 days of service. The plan year is from January 1 to December 31, and we contribute $0.50 for every $1.00 contributed by the employee, subject to our contribution not exceeding 3 percent of the employee’s salary. Employees become fully vested after six years, although they vest incrementally on an annual basis after two years of service. Employees may elect to participate in the plan after completing 90 days of service with us. We match 50% of employee contributions up to 6% of compensation deferred. Our matching contributions vest at a rate 20% per year starting with the employee’s second year of service. Although we have not historically done so, we may also make discretionary profit-

sharing contributions to all employees who satisfy plan participation requirements. Our matching contributions were $303,000, $378,000 and $442,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Employee Stock Purchase Plan

      In 2000, we instituted the 2000 Employee Stock Purchase Plan. The purpose of the Plan is to provide our employees with an opportunity to purchase our common shares through accumulated payroll deductions. Employees may elect to participate in semi-annual offer periods, commencing each January 1 and July 1. Employees are eligible to participate in the plan after 30 days of service, provided, however, that their customary employment is not 20 hours or less per week, and not less than 5 months in any calendar year. Subject to certain limitations, eligible employees may elect to have payroll deductions made during the relevant offer periods in amounts between one percent (1%) and not exceeding ten percent (10%) of the employee’s compensation. The maximum number of common shares available for sale under the plan is 1,000,000 shares, subject to adjustments for certain defined events. As of December 31, 2003, 304,946 common shares have been purchased pursuant to the plan.

Pension Plans

      We do not maintain a pension plan.

Employment-Related Agreements

Employment Agreements

      On July 1, 2003, we entered into an employment agreement with Mr. Carabelli. Mr. Carabelli’s employment agreement has a term of two years, provided for a base salary for the year ended December 31, 2004 of $350,000, and a bonus based upon our achievement of certain objectives and subjective criteria which shall be about 40% of his base salary. The employment agreement also provides for participation in all benefit plans made available to our executives, and may be terminated earlier by us or Mr. Carabelli under certain conditions.

      Upon termination by us without cause or by Mr. Carabelli for good reason, each as defined in the employment agreement, Mr. Carabelli will be entitled to receive, subject to certain conditions (1) severance payments equal to his base salary for a one-year period after such termination; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) payment of all health insurance premiums for him and his eligible dependents with respect to his continuation coverage rights under the COBRA (or a similar statute or regulation then in effect) for one-year after termination or until he and his eligible dependents obtain coverage through a subsequent employer’s plans or cease to be eligible for COBRA.

      If the employment period is terminated as a result of disability, then Mr. Carabelli and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs. In addition, Mr. Carabelli will be entitled to receive (1) an amount equal to the lesser of the terminated portion of his employment period or his base salary for the one-year period after such termination; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; (3) COBRA payments; and (4) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

      If the employment period is terminated as a result of Mr. Carabelli’s death, then he and/or his estate or beneficiaries, as the case may be, will be entitled to receive (1) benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

      In the event of a change of control (1) in which the successor does not terminate Mr. Carabelli, but Mr. Carabelli resigns, effective six months after the effective date of the change of control or (2) in which the successor terminates Mr. Carabelli without cause within the fifteen month period beginning nine months prior to the effective date of the change of control event and ending six months after such effective date, Mr. Carabelli would be entitled to receive (A) an amount equal to 150% times his annual base salary, (B) immediate vesting of all unvested stock options and/or restricted stock and extension of the period of exercise of such options and/or restricted stock to the end of the term of the grant; and (C) CBORA payments.

      On July 12, 2001, the Company and Mr. John K. La Rue entered into an agreement covering Mr. La Rue’s change in employment status, effective August 1, 2001. On this date, Mr. La Rue resigned as a corporate officer of the Company in order to work on a part-time basis as Vice President and Founder. Mr. La Rue’s responsibilities include advising us and consulting with our corporate officers. The terms of the agreement provide for reduced compensation in exchange for Mr. La Rue’s services, and that upon the termination of the agreement, all unvested options shall become fully vested.

      On October 21, 2003, the Company and Mr. Griffin entered into a separation agreement in connection with the earlier than previously anticipated transition of Mr. Griffin’s responsibilities as Chief Executive Officer to a successor, which became effective July 1, 2003. On July 1, 2003, Mr. Griffin resigned as Chief Executive Officer, but continued on with us as the chairman of our board of directors.

      The separation agreement provided for, among other things, separation payments to Mr. Griffin vesting of all unvested options previously granted to Mr. Griffin, and prospective compensation of Mr. Griffin as a director and chairman of our board of directors.

Severance Agreements

      We entered into a severance agreement with Mr. Harry W. Wilson effective February 3, 2003. The terms of the agreement provided for the payment of certain cash compensation to Mr. Wilson, the sale to Mr. Wilson of a company car, the acceleration of certain unvested options and an extension of the termination exercise period from three months until the expiration of the stock option grant.

Change of Control Agreements

      We have entered into agreements with certain executives which provide that in the event of a change of control if the successor does not hire the named executive, or is terminated by the successor, without cause, within twelve months following the effective date of the change of control event, the named executive would be entitled to receive their base salary for one year following the change of control event. The current executives with whom we have entered into such an agreement are Messrs. Sumpter, Brar, Bell, Hawn, Jacobs and Morrison, Ms. McGaw and Ms. Ruane.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding ownership of our common shares as of April 19, 2004 for: (1) each person who we know owns beneficially more than 5% of our outstanding common stock; (2) each of our current directors and nominees, and executive officers; and (3) all of our current directors and nominees, and executive officers as a group.

Table of Beneficial Ownership

			Percent
	Number of Shares		Beneficially
Beneficial Owner	Beneficially Owned(1)		Owned(2)

Significant Shareholders:
Deutsche Bank A.G, acting through DB Advisors, L.L.C	26,666,667	(3)	42.1%
280 Park Avenue
New York, New York 10017
Bay Alarm Securities LLC	4,020,688	(4)	11.0%
925 Ygnacio Valley Road
Walnut Creek, CA 94596-8140
William Blair Capital Partners VI, L.P.	3,652,649	(5)	10.0%
222 West Adams Street
Chicago, IL 60606
SCP Private Equity Partners, L.P.	3,652,649	(6)	10.0%
435 Devon Park Drive, Building 300
Wayne, PA 19087
Directors and Named Executive Officers:
A. Gary Ames	86,208	(7)	*
Wayne Bell	68,750	(8)	*
H. Ravi Brar	197,833	(9)	*
Henry R. Carabelli	358,333	(10)	1.0%
David G. Chandler	3,652,649	(11)	10.0%
Wallace W. Griffin	1,597,994	(12)	4.2%
Michael B. Hawn	75,400	(13)	*
Jerry L. Johnson	59,929	(14)	*
John K. La Rue	1,027,034	(15)	2.8%
Thomas A. Munro	12,000	(16)	*
Samuel A. Plum	3,712,219	(17)	10.1%
Dr. Jagdish N. Sheth	90,000	(18)	*
John F. Sumpter	110,100	(19)	*
All of Pac-West’s Directors and Executive Officers as a Group (20 Persons)	11,213,357	(20)	28.7%

(1)	Includes the number of shares of common stock subject to options exercisable within sixty (60) days of April 19, 2004.

(2)	Shares of common stock exercisable within sixty (60) days of April 19, 2004 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one (1) percent are denoted by an asterisk.

(3)	Based solely upon a Schedule 13D, dated December 29, 2003, filed jointly by Deutsche Bank AG (“Deutsche Bank”) and DB Advisors, L.L.C. (“DB Advisors”), Deutsche Bank, acting through its London Branch and DB Advisors, acquired warrants to purchase 26,666,667 shares of common stock. DB Advisors acts as the discretionary investment manager for Deutsche Bank with respect to the warrants and, as such, shares the power to exercise and dispose of such warrants and the shares of common stock issuable upon the exercise of the warrants, and, upon exercise of the warrants, would share the power to vote or direct the vote of the shares of common Stock issuable upon such exercise.

(4)	Based solely upon a Schedule 13G, dated December 31, 2003, filed jointly by Bay Alarm Securities LLC (“Bay Alarm”) and the Westphal Family Foundation (“Westphal”), and subsequent for 4 filings, Bay Alarm is the direct beneficial owner of 3,970,688 shares of common stock and Westphal is the direct beneficial owner of 50,000 shares of common stock.

(5)	Based solely upon a Schedule 13G, dated February 6, 2004, filed jointly by William Blair Capital Partners VI, L.P. (“WB Partnership”) and William Blair Capital Partners VI, L.L.C. (“WB LLC”), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.

(6)	Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. (“Equity Partners”), SCP Private Equity Management, L.P. (“Equity Management”), Winston J. Churchill (“Churchill”), Samuel A. Plum (“Plum”), and Safeguard Capital Management, Inc. (“Capital Management”), Equity Partners is the direct beneficial owner of 3,652,649 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,652,649 shares of common stock owned by Equity Partners.

(7)	The common shares shown as beneficially owned by Mr. Ames include 1,000 common shares owned directly by Mr. Ames, and 85,208 common shares subject to vested options.

(8)	The common shares shown as beneficially owned by Mr. Bell include 68,750 common shares subject to vested options.

(9)	The common shares shown as beneficially owned by Mr. Brar include 48,000 common shares owned directly by Mr. Brar, and 149,833 common shares subject to vested options.

(10)	The common shares shown as beneficially owned by Mr. Carabelli include 50,000 common shares owned directly by Mr. Carabelli, and 308,333 common shares subject to vested options.

(11)	Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 common shares owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.

(12)	The common shares shown as beneficially owned by Mr. Griffin include 222,300 shares of common stock owned directly by Mr. Griffin, and 1,095,694 common shares subject to vested options. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. (Griffin LLP), may be deemed to be the beneficial owner of 280,000 common shares owned by Griffin LLP.

(13)	The common shares shown as beneficially owned by Mr. Hawn include 400 shares of common stock owned directly by Mr. Hawn, and 75,000 common shares subject to vested options.

(14)	The common shares shown as beneficially owned by Mr. Johnson include 29,929 shares of common stock owned directly by Mr. Johnson, and 30,000 common shares subject to vested options.

(15)	The common shares shown as beneficially owned by Mr. La Rue include 691,868 subject to vested options and 335,166 common shares owned directly by Mr. La Rue.

(16)	The common shares shown as beneficially owned by Mr. Munro include 12,000 common shares subject to vested options.

(17)	The shares of common stock shown as beneficially owned by Mr. Plum include 165,000 common shares owned directly by Mr. Plum. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners, may be deemed to be the beneficial owner of 3,547,219 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.

(18)	The shares of common stock shown as beneficially owned by Dr. Sheth include 1,000 common shares owned directly by Dr. Sheth and 21,000 common shares owned by Sheth and Associates, Inc., a wholly-owned corporation of Dr. Sheth’s, and 68,000 common shares subject to vested options.

(19)	The shares of common stock shown as beneficially owned by Mr. Sumpter include 100 common shares owned directly by Mr. Sumpter and 110,000 common shares subject to vested options.

(20)	The common shares shown as beneficially owned by all of Pac-West’s directors and executive officers as a group include the common shares beneficially owned by the directors and the named executive officers described in footnotes 7 to 19 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Agreement

      We completed a recapitalization of our Company in 1998 pursuant to a merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp., a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P.

      In connection with the recapitalization, all of our shareholders entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000, each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of 1933 of all, or any portion of, their Pac-West common stock on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5.0 million in all long-form registrations and at least $1.0 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations of our common stock and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.

Non-Competition; Non-Solicitation; Confidentiality Agreements

      In connection with the recapitalization and as provided by the terms of the merger agreement or their respective employment agreements, as the case may be, Messrs. La Rue and Griffin and Bay Alarm have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers. These provisions remain in effect for varying periods following the termination of the employment agreements.

Indebtedness of Management

      In connection with the 1998 recapitalization, Mr. Wallace W. Griffin, our chairman of the board, purchased 37,500 shares of common stock from us for $250,000. We received $50,000 in cash from Mr. Griffin and entered into a note receivable for the remaining balance of $200,000. This note was paid in full by Mr. Griffin and cancelled on September 15, 2003.

Other Transactions with Significant Stockholders

      Mr. Bruce A. Westphal, who served as our Chairman of the Board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of both Bay Alarm Company and InReach Internet. As of March 1, 2004, an affiliate of Bay Alarm Company beneficially owned approximately 11% of our outstanding common stock. Sales to Bay Alarm and InReach Internet LLC accounted for approximately $1,784,000, $2,527,000 and $2,750,000 or 1%, 2% and 2% of our revenues for the years ended December 31, 2003, 2002 and 2001, respectively. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates and purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease were approximately $27,000 on December 31, 2003.

PROPOSITION 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S

1999 STOCK INCENTIVE PLAN

Introduction

      We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended and restated from time to time, in accordance with its terms, which authorizes the granting of stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our related entities’ current or future employees, directors, and consultants.

      On February 10, 2004, our board of directors adopted, subject to shareholder approval, the amendment and restatement of the 1999 Stock Incentive Plan, which would increase the number of shares of common stock authorized and reserved for grant by 1,500,000 shares from 5,751,750  shares to 7,251,750 shares.

      The proposed increase in the number of shares of common stock authorized and reserved for grant under the 1999 Stock Incentive Plan is intended to ensure that we will have available sufficient equity incentives to attract and retain the best available personnel, to provide additional incentives to employees, directors, and consultants, and to promote the success of our business.

      If approved, the 1999 Stock Incentive Plan would be amended and restated in its entirety as set forth in Appendix D. To be approved, the amendment and restatement must be approved by a majority of the votes cast at the annual meeting by the holders of shares represented in person or by proxy.

      The summary of the 1999 Stock Incentive Plan, as amended and restated, that appears below is qualified by reference to the full text of the 1999 Stock Incentive Plan, as amended and restated, set forth in Appendix D.

Types of Awards

      Our board of directors or any committee thereof appointed to administer the 1999 Stock Incentive Plan, which is referred to as the Administrator, is authorized under the plan to award any type of arrangement to an employee, director or consultant that is not inconsistent with the provisions of the plan and that by its terms involves (i) shares of common stock, (ii) an option, stock appreciation right, or similar right, or (iii) any other security with the value derived from the value of shares of common stock, including, but not limited to options, sales or bonuses of restricted stock, stock appreciation right, dividend equivalent rights, performance units or performance shares, or any combination thereof.

Term

      The 1999 Stock Incentive Plan will terminate on January 29, 2009 unless sooner terminated by the board of directors. Termination of the 1999 Stock Incentive Plan will not affect grants made prior to termination, but no grants will be made after termination.

Administration

      The 1999 Stock Incentive Plan is administered by our compensation committee, with authority delegated by the board of directors. The administrator has the authority to: (i) select the employees, directors and consultants to whom awards may be granted; (ii) determine whether and to what extent awards are granted; (iii) determine the number of shares or other amount of consideration to be covered by each award; (iv) approve forms of agreements in connection with the awards; (v) determine the terms and conditions of any award; (vi) establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford grantees favorable treatment under such rules or laws; (vii) amend the terms of any outstanding award, subject to certain limitations requiring the consent of grantees; (viii) construe and interpret the terms of the plan; and (ix) take other action, not inconsistent with the plan, as the administrator deems appropriate.

Eligibility

      Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to our employees, a parent, or subsidiary. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors, or consultants who are residing in foreign jurisdictions as the administrator of the plan may determine.

Securities Subject to the Incentive Plan

      An aggregate of up to 7,251,750 shares of common stock are available for issuance in connection with awards under the 1999 Stock Incentive Plan, as amended. This represents an increase of 1,500,000 shares from the 5,751,750 shares of common stock previously authorized and reserved under the 1999 Stock Incentive Plan. We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering common stock previously available for issuance under the 1999 Stock Incentive Plan. It is currently anticipated that a registration statement on Form S-8 under the Securities Act will be filed with the SEC, covering the 1,500,000 additional shares of common stock available for awards under the 1999 Stock Incentive Plan if approved by the shareholders.

      Shares of common stock underlying an award that is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of common stock available to be issued under the 1999 Stock Incentive Plan. If any unissued shares of common stock are retained to cover withholding taxes due with respect to an award or for any other reason, such retained shares shall continue to be available for future issuance under the 1999 Stock Incentive Plan. Shares that actually have been issued under the 1999 Stock Incentive Plan shall not be returned to the plan and shall not become available for future issuance under the plan, except that if unvested shares of common stock are forfeited, or repurchased by us at their original purchase price, such shares shall become available for future grant under the plan.

      Subject to any required action by our shareholders, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock that have been authorized for issuance under the plan, but as to which no awards have yet been granted or that have been returned to the plan, the exercise or purchase price of each such outstanding award, as well as any other terms that the administrator of the plan determines require adjustment shall be proportionately adjusted for (i) any stock split, reverse stock split, stock dividend, combination or reclassification of the shares of common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, or (iii) as the administrator of the plan may determine in its discretion. Except as the administrator of the plan determines, no issuance by us of shares of common stock of any class, or securities convertible into shares of common stock of any class, shall effect, and no adjustment shall be made with respect to, the number or price of shares of common stock subject to an award.

      In the event of (i) any merger or consolidation in which we are not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all of our assets in connection with our complete liquidation or dissolution, (iii) any reverse merger in which we are the surviving entity but in which voting control is transferred to a third party, or (iv) an acquisition of voting control of our securities, all awards under the plan shall terminate immediately prior to such transaction unless the award is assumed by the successor corporation or its parent in connection with the transaction.

Terms and Conditions of Awards

      Each award shall be designated in the award agreement. The administrator shall, subject to the terms of the 1999 Stock Incentive Plan, determine the provisions, terms, and conditions of each award, including but not limited to, the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment, payment contingencies and satisfaction of performance criteria. In the case of an option, the option shall be designated as either an incentive stock option or a non-qualified stock option. Notwithstanding such designation, to the extent that the aggregate fair market value of shares subject to options designated as incentive stock options that become exercisable for the first time by a grantee during any calendar year exceeds $100,000 on the date of grant, such excess options shall be treated as non-qualified options.

      The term of each award shall be the term stated in the award agreement, provided that the term does not exceed ten (10) years from the date of grant. In the case of an incentive stock option granted to a grantee, who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all of our classes of stock or related entities, the term of the incentive stock option shall be not more than five (5) years from the date of the grant.

      Under the 1999 Stock Incentive Plan, the maximum number of shares with respect to which options or stock appreciation rights may be granted to any grantee in any fiscal year shall be 500,000 shares. In connection with a grantee’s commencement of employment, a grantee may be granted options and stock appreciation rights for up to an additional 500,000 shares. In each case, such limitation shall be adjusted in connection with changes in capitalization or a corporate transaction.

      Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee.

Award Exercise or Purchase Price

      The exercise or purchase price under an award of incentive stock options or an award of non-qualified stock options to an employee who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all of our classes of stock or related entities the exercise price shall not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant. In the case of the sale of shares of common stock to such an employee, the purchase price shall also not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant.

      The exercise purchase price, if any, for an award of incentive stock options to an employee who at the time the option is granted, owns stock representing ten (10) percent or less of the voting power of all of our classes of stock or related entities shall not be less than one hundred (100) percent of the fair market value of the shares on the date of grant. In the case of a grant of non-qualified stock options or the sale of shares of common stock, the exercise or purchase price to such employees shall not be less than eighty-five (85) percent of the fair market value of the shares on the date of the grant.

      Subject to applicable laws, the consideration to be paid for the shares to be issued upon exercise or purchase of an award, including method of payment, shall be determined by the administrator. The administrator is authorized to accept as consideration for shares of common stock under the plan cash, check, promissory note, surrender of shares of common stock, or, in the case of options, payment through a broker-dealer.

      Awards granted under the 1999 Stock Incentive Plan are generally exercisable at such times and under such conditions as the administrator may determine under the 1999 Stock Incentive Plan and as specified in the award agreement. In the case of an option, awards may not be exercisable at a rate of less than twenty (20%) percent per year over five (5) years from the date the option is granted.

Effect of Termination of Employment

      If a grantee terminates employment with us (but not in the event of a grantee’s change of status from employee to consultant), such grantee may, for the period specified in the award agreement (but not less than three (3) months) following termination, exercise the award, provided that the award has not previously expired by its terms. The award agreement may provide that an employee terminated for cause may not exercise following termination. In the event of the grantee’s disability or death, such grantee or the grantee’s estate (or a person who has acquired right to exercise by inheritance) may, for the period specified in the award agreement (but not less than twelve (12) months) following termination as a result of disability or death, exercise the award, provided the award has not previously expired by its terms.

Certain Federal Income Tax Consequences

      The following is intended only as a brief summary of the Federal income tax rules relevant to us and to recipients of awards under the 1999 Stock Incentive Plan.

      Shares. An award of common stock is generally taxable as compensation to the grantee at the time of payment. Amounts included in ordinary compensation income by the grantee in connection with an award are generally subject to withholding and employment taxes.

      Restricted Stock. Awards of restricted stock do not constitute taxable income to the recipient until such time as restrictions lapse with respect to an portion of the award, unless the grantee elects to realize taxable ordinary income in the year of award, in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. If such an election is made, later appreciation in the value of the restricted stock will be taxed as capital gain, not as ordinary compensation income. Dividends paid on restricted stock awards are included as compensation for federal income tax purposes.

      Incentive Stock Options. In general, a grantee does not recognize taxable income on the grant or exercise of an incentive stock option and we are not entitled to a compensation deduction. However, the excess of the stock’s fair market value on the exercise date over the exercise price will be included in the grantee’s income for alternative minimum taxable purposes. Generally, if the grantee disposes of shares acquired pursuant to the exercise of an incentive stock option (i) more than one year after the date of exercise, and (ii) more than two years after the date of grant, the grantee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price per share of the incentive stock options.

      If an optionee disposes of the shares of stock acquired by exercise of an incentive stock option before the expiration of the above holding period (a disqualifying disposition), the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income and we will receive a corresponding compensation deduction.

      Non-qualified Stock Options. An optionee does not recognize any taxable income, and we are not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee recognizes ordinary income, and we are entitled to a compensation deduction, equal to the excess of the fair market value of the shares acquired over the exercise price. The amount of such excess is generally determined by reference to the fair market value of the common stock on the date of exercise. If an grantee sells shares acquired pursuant to the exercise of a non-qualified option, the optionee will generally recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee’s basis in the shares. We are not entitled to any deduction with respect to any capital gain recognized by the grantee on the sale of shares acquired through exercise of a non-qualified option.

      The deductibility of capital losses on the sale of shares is limited and, except to the extent of the $3,000 annual capital loss allowance, generally may be used only to offset capital gains. Remaining capital losses may be carried forward to future tax years.

      Stock Appreciation Rights. A grantee does not recognize any taxable income, and we are not entitled to a deduction, upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary compensation income, and we will be entitled to a deduction, equal to the amount of cash paid to the grantee and the fair market value of any common stock distributed.

      Performance Shares and Units and Dividend Equivalent Awards. A grantee of a performance share, performance unit or dividend equivalent award generally does not recognize taxable income at the time such award is made but will recognize ordinary compensation income at the time cash is paid, and we will be entitled to a corresponding deduction.

      Limits on Company Deductions. As discussed above in connection with various types of award available under the Plan, the company will generally be allowed to deduct amounts that are includable as ordinary compensation income at the time those amounts are includable in income by the grantee. However, if, in any taxable year, any of our five highest paid executives (generally, our Chief Executive Officer and our four next highest compensated officers) receive total compensation in excess of $1 million, we may not receive a deduction. Compensation that is “performance-based” within the meaning of the Code is excluded from the calculation of taxable income subject to the $1 million deduction limit. We intend that compensation realized upon the exercise of an option or SAR granted under the 1999 Stock Incentive Plan, as amended, be excluded from the $1 million deduction limitation as “performance-based.”

      The board of directors has carefully considered and approved the amendment and restatement of the 1999 Stock Incentive Plan and recommends a vote “FOR” the approval of the amendment and restatement of the amendment and restatement of the 1999 Stock Incentive Plan.

PERFORMANCE GRAPH

      The following graph compares our cumulative total shareholder return on an investment of $100 since November 3, 1999, the day prior to our initial trading date, with that of the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

	11/3/99	12/99	12/00	12/01	12/02	12/03

Pac-West	$100	$265	$34	$6	$5	$19
Nasdaq CI	$100	$134	$82	$64	$44	$66
Nasdaq TI	$100	$136	$62	$32	$15	$25

COMPLIANCE WITH SECTION 16(a) OF

THE EXCHANGE ACT

      Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market, as required. These persons are required to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that Forms 5 were not required for those persons we believe that during the fiscal year ended December 31, 2003, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT

      Copies of our 2003 Annual Report are being mailed with this Proxy Statement to each shareholder entitled to vote at the annual meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. Reid Cox, Director of Investor Relations, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR THE 2005 ANNUAL MEETING

      Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2005 annual meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, and must have been received by the Corporate Secretary on or before December 31, 2004. For any proposal that is not submitted for inclusion in the 2005 annual meeting Proxy Statement, but is instead sought to be presented directly at the 2005 annual meeting of shareholders, such proposal must be received by the Corporate Secretary at our principal executive offices at the address above on or before March 15, 2004. We will consider only proposals meeting the requirements of applicable federal securities laws and SEC rules promulgated thereunder.

The Board of Directors

April 30, 2004

APPENDIX A

PAC-WEST TELECOMM, INC.

CORPORATE GOVERNANCE STANDARDS

      The Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of Pac-West Telecomm, Inc. (the “Company”) have established the following guidelines for the conduct and operation of meetings and the business of the Board. These guidelines will be reviewed periodically by the Board and the Nomination and Corporate Governance Committee and may be amended or modified from time to time.

      1. Duty of Loyalty: Each director owes a duty of loyalty to the Company, is expected to act in the best interests of the Company and its stockholders as a whole, and to comply with the Pac-West Telecomm Code of Business Conduct and Ethics.

      2. Conduct of Board Meetings: The conduct of meetings of the Board will be governed as follows:

a. Selection of Agenda Items for Board Meeting. The Chairman of the Board in consultation with the CEO will establish the agenda for each Board meeting. Each Board member shall be free to suggest the inclusion of item(s) on the agenda. The board will request from management of the Company, and review upon receipt, in detail the Company’s long-term strategic plans and the major challenges faced by the Company in executing on these plans during at least annually.

b. Board Materials Distributed in Advance. Information and data concerning the Company, its financial affairs and strategic plan is important to the Board’s understanding and decision making process. Accordingly, unless impracticable, appropriate written material relating to substantive agenda items there will be made available in advance of each meeting of the Board. Management will, unless impracticable, make every effort to make such written materials available at least three (3) full business days prior to each meeting of the Board.

c. Presentations. As a general rule, information on specific subjects should be made available to the Board members well in advance of each meeting so that the Board meeting time may be conserved, and discussion time focused on questions that the Board has about the material. On those occasions on which the subject matter is too sensitive to put in writing, the presentations will be discussed at the meeting.

d. Management Presentations. The Board encourages the Company’s management to, from time to time, bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that management believes should be given exposure to the Board.

e. Regular Attendance of Non-Directors at Board Meetings. The Board is comfortable with the regular attendance at each Board meeting of non-Board members who are members of the Company’s Executive Staff except during Executive Sessions of the Board.

      3. Executive Sessions of Independent Directors: The Independent Directors of the Board will meet separately as a group at least once every quarter. Such meetings may be held in conjunction with regular or special meetings of the full Board. The Lead Independent Director will be selected by the Independent Directors and will assume the responsibility of chairing the regularly scheduled meetings of outside directors and bear such further responsibilities that the outside directors as a whole might designate from time to time.

      4. Access to Senior Management: Each member of the Board shall have complete and open access to the Company’s management. Board members will use their judgment to be sure that contact with management is not distracting to the operation of the Company and that such contact be coordinated, to the extent reasonably practicable, with the Chief Executive Officer or the Chairman of the Board. The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, finance and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

      5. Composition of the Board:

a. Size of the Board. The by-laws of the Company currently provide for that the Board shall consist of nine members.

b. Mix of Inside and Outside Directors. A majority of the Board shall consist of Independent Directors.

c. Board Definition of What Constitutes Independence for Outside Directors. As use in these Corporate Governance Standards, an “Independent Director” is one who is independent of management, who does not have any consulting, advisory or other compensatory relationship with the Company and who otherwise does not have any relationships with the Company or its subsidiaries that would disqualify such director as an Independent Director under the applicable rules of the NASDAQ and the SEC. Directors who are currently, or have been within the last year, employees of or regular consultants to the Company, or one of its subsidiaries, are not independent.

d. Former Chief Executive Officer’s Board Membership. When a Chief Executive Officer or any other employee director no longer holds such position, he or she should offer to resign from the board at the same time. Notwithstanding 5c, a former Chief Executive Officer serving on the Board will be considered a non-independent inside director for purposes of corporate governance.

e. Board Membership Criteria. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board on a periodic basis, as necessary, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.

f. Selection of New Director Candidates. The Board itself should be responsible, in fact as well as procedure, for selecting its own members, and determining and reviewing their qualifications. The Board delegates the screening process involved to the Nominating and Corporate Governance Committee with the direct input from the Chairman of the Board and Chief executive Officer as more particularly described in Section 13, below.

      6. Board Compensation Review: The Compensation Committee shall have the responsibility for recommending to the Board compensation for non-employee directors. The Board believes that the amount of director compensation should be fair and competitive in relation to director compensation at other companies with businesses similar in size and scope to the Company; the type and amount of compensation should align directors’ interest with the long-term interests of stockholders; and the structure of the compensation program should be simple, transparent and easy for stockholders to understand. The Compensation Committee shall review the annual retainer fee as well as committee attendance fees and other compensation for non-employee directors with the full Board every other year.

      7. Assessing the Board’s Performance: The Nominating and Corporate Governance Committee is responsible to report annually to the Board an assessment of the Board’s performance, decision making process and procedures. The Nominating and Corporate Governance Committee’s purpose is to increase the effectiveness of the Board, not to review individual Board members. In addition, the Board shall conduct and annual independent self-evaluation to determine whether the Board and its committees are functioning effectively. The Nominating Committee and Corporate Governance report and the Board self-evaluation will be discussed by the full Board. These assessments should be of the Board’s and the various committees’ contributions as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made in the short-and long-term perspective. The purpose should be to increase the effectiveness of the Board and of each committee as a whole as well as their individual members.

      8. Committees of the Board: The committee structure of the Board shall at least consist of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board shall convene other committees, as it deems appropriate, and shall delegate to such committees responsibilities and authority as deemed appropriate within legal limitations. No committee, including the Executive Committee, shall be empowered to take action or obligate the Company as matters beyond the express delegation of authority to it.

a. Assignment and Rotation of Committee Members. Consideration should be given to rotation of committee members periodically, but the Board does not feel that such a rotation should be mandated as a policy since there may be reasons to maintain an individual director’s committee membership for a longer period.

b. Frequency and Length of Committee Meeting. The committee chair, in consultation with the committee members, will determine the frequency and length of the meeting of the committee in adherence to the committee charter.

c. Committee Agenda. The chair of the committee, in consultation with the appropriate members of management and staff, will develop the committee’s agenda. Each committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each fiscal year (to the degree these can be foreseen). This forward agenda will also be shared with the full Board.

d. Committee Charter. Each committee, unless otherwise directed by the Board, shall develop a charter for approval by the full Board. The charter will set forth the principles, policies, objectives and responsibilities of the committees. The charters will provide that each committee will meet to review its performance at least once a year. The charters of all committees shall be subject to periodic review by the Board.

e. Committee Membership. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee shall each consist of three or more directors, each of whom shall satisfy the independence (and, in the case of the Audit Committee, the financial literacy and experience) requirements of Section 10A of the Securities Exchange Act of 1934, the NASDAQ and any other regulatory requirements. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members will be appointed by the Board upon recommendation by the Nominating and Governance Committee of the Board, in accordance with the charter and principles of the committee.

      9. Selection of Lead Independent Director: The Lead Independent Director shall be elected annually by vote of the Independent Directors.

      10. Director Responsibilities: The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should be able to rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors.

      11. Term Limits: There is currently no limitation on the number of terms a director may serve. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. However, the Nominating and Corporate Governance Committee and the Chairman of the Board will review each director’s continuation on the Board annually. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

      12. Board Nomination Process. The Company seeks and welcomes qualified candidates to serve as members of its Board of Directors. The process for identifying, evaluating and recommending new persons (“Candidates”) for nomination by the Board for election to the board is conducted under the auspices of the Nominating and Corporate Governance Committee (“the Nominating Committee”). The charter of the Nominating Committee sets forth the general qualifications and attributes which the Company seeks in its directors.

      Recommendations of Candidates are welcome from holders of the Company’s common voting stock who beneficially own and have owned for one year prior to the date of the recommendation, individually or in the aggregate, more than five percent (5%) of the issued and outstanding voting common stock of the Company.

Recommendations of Candidates are also welcome from existing and former independent board members; management of the Company; and employees of the Company. From time to time the Nominating Committee or the Board of Directors may engage the services of one or more search firms to assist the Company in locating potential Candidates. Recommendations of Candidates may be submitted at any time of year via e-mail to (e-mail address to be determined) or via regular mail or overnight delivery service addressed to:

Nominating Committee

Pac-West Telecomm, Inc.
1776 W. March Lane, Suite 250
Stockton, CA 95207

      Incumbent directors of the Company who express a willingness to serve another term shall be considered by the Committee for nomination without the requirement of a formal recommendation or Submittal.

      In order to be considered by the Nominating Committee, a recommendation of a Candidate must be received by the company no earlier than 210 days and no later than 120 days prior to the anniversary date of the filing of the Company’s Proxy Statement for the preceding year (“Submittal Period”). Recommendations received after the Submittal Period will be retained for consideration in the event of a board vacancy occurring after the date of the annual meeting. Recommendations must be resubmitted during each subsequent Submittal Period.

      In order to be formally considered, recommendations must include the following information (“the Submittal”):

•	Legal names and contact information with respect to the person(s) making the recommendation.

•	In the case of recommendations from common stock holders, information concerning share ownership sufficient to establish the ownership and required holding period of more than five percent (5%) of the voting common stock of the Company by the person(s) making the recommendation

•	Legal name and contact information with respect to the Candidate

•	A Resume or biographical description of the Candidate sufficient to evaluate his or her personal qualifications and experience in light of the criteria set forth in the Committee charter

•	Legal names and contact information of three personal and business references with respect to the character and business background and experience of the Candidate

•	A statement that the Candidate is aware that he or she has been recommended and has expressed willingness and ability to serve if nominated and elected

      The Nominating Committee will review the Submittals and stack rank the Candidates. As part of this process the committee may, but is not required to, solicit missing, clarifying or additional information regarding any Candidate in order to amplify the Submittal.

      After the Nominating Committee has stack ranked the Candidates, it will evaluate the pool of available Candidates against the number of directors to be elected and the number, identity, qualifications and experience of the incumbent directors who are willing to serve another term. Taking the forgoing into consideration, the Nominating Committee shall preliminarily determine which incumbent directors it intends to recommend that the Board nominate for reelection.

      After making that determination, the Nominating Committee will interview a number of Candidates at the top of the stack ranking equal to twice the number of open seats on the board for which an incumbent director is not expected to be nominated. Candidate interviews will be conducted by one or more members of the Nominating Committee, together with the Chairman of the Board and/or the CEO. At the conclusion of the interviews, the Nominating Committee shall confer with the Chairman of the Board and the CEO regarding the merits of the Candidates versus all of the incumbent directors who expressed a willingness to serve another term and shall either proceed to recommend nominees to the board or conduct interviews with additional stack ranked candidates as it deems appropriate. When it is satisfied with the size and qualifications of the pool of potential nominees composed of incumbent directors and Candidates who have been interviewed, the Committee shall cause background checks and drug screenings to be conducted on those Candidates it intends to recommend for nomination and, subject to successful completion of the background check and drug screenings of the Candidates, shall recommend to the Board a slate of nominees equal to the number of directors to be elected at the annual meeting.

      After due and appropriate consultation with the Nominating Committee concerning the Candidate pool, and the incumbent directors willing to continue to serve, the Board of Directors shall accept as submitted or modify and the slate of nominees; provided that the final slate shall not include any person who is not either an incumbent director or a Candidate and provided further that no Candidate may be approved by the Board who has not successfully completed a background check and drug screening.

      13. Security Holder Communications. Any Security Holder may communicate with the Lead Independent Director of the board by accessing the Investor Relations page at www.pacwest.com and clicking the hyperlink (hyperlink to be determined). After completing the form that will appear on the website, an e mail from the website will be sent to the Lead Independent Director, and a copy will be sent to the General Counsel of the Company. As the sender of an e mail from this link a Security Holder will not be identified and no reply can be sent unless the Security Holder types in his or her name and contact information. The General Counsel will retain any such messages for a reasonable period of time. The Lead Independent Director may discuss the matter with the General Counsel and other members of the management team as deemed appropriate, with independent advisors, non-management directors or may take other action or no action in his or her good faith judgment and discretion.

      14. Succession Planning: There should be available, on a continuing basis, the Chief Executive Officer’s recommendation as to his successor should the Chief Executive Officer be unexpectedly disabled. There should be an annual report by the Chief Executive Officer to the Board on succession planning.

      15. Leadership Development: In addition to the succession planning annual report, there should at the same time be a report on leadership development throughout the Management organization by the Chief Executive Officer.

      16. Strategic Plan: Every year the Board will request from management and review and approve upon receipt and satisfaction with its contents a multi-year strategic plan and a one-year operating plan for the Company.

      17. Board Interaction with Institutional Investors, the Press, Etc.: The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or to otherwise communicate with various constituencies that are involved with the Company. It is expected that Board members will do so only with the knowledge of management, and in most instances, at the request of management. In particular, any discussions with the media (e.g., press, TV, etc.) concerning the Company should be first channeled through the CEO, whenever practicable. The Company’s directors should not accept any gift of value which indicates an intent to influence improperly the normal business relationship between the Company and nay supplier, customer or competitor. Any discrepancy of the foregoing policies should be reviewed by the Board via the Nominating Committee.

      18. Formal Evaluation of the Chief Executive Officer: The Compensation Committee should submit to the independent directors annually at the close of the fiscal year an evaluation of the Chief Executive Officer. After review, amendment and agreement by the Independent Directors, the evaluation should be communicated to the Chief Executive Officer by the Independent Directors. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term objectives, development of management, etc. The Independent Directors’ final evaluation shall be used by the Compensation Committee when establishing the compensation of the Chief Executive Officer.

      19. Orientation and Continuing Education: The Company shall provide directors with access to appropriate internal and external orientation programs and continuing education programs to ensure that they have sufficient information about the Company and their duties.

APPENDIX B

PAC-WEST TELECOMM, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

      This Code of Business Conduct and Ethics (this “Code”) sets forth the basic guidelines that Pac-West Telecomm, Inc. (“we,” “us,” “our” or “Pac-West”) expects its employees, officers and directors to follow in conducting the Company’s business.

      In particular, the purpose of this Code is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission (the “Commission”) and other public communications, compliance with applicable governmental laws, rules and regulations, prompt internal reporting of violations of this Code and accountability for adherence to this Code.

      This Code does not address every situation that may arise, but sets out basic principles to guide our actions. Good judgment based upon an understanding of the laws, regulations and principles of ethics is the best safeguard against improper or unethical conduct. Each employee, officer and director is expected to attain a level of understanding of this Code, which will enable the exercise of proper judgment on these matters.

Compliance with Laws, Rules and Regulations

      All of our employees, officers, and directors must respect and comply with the laws, rules and regulations of the countries, states and other jurisdictions in which we conduct business. Although each employee, officer and director is not required to know the details of all relevant laws, it is important to be sufficiently familiar with the laws to know when to seek the advice of supervisors or our General Counsel.

      Compliance with the laws includes, without limitation, compliance with the laws against insider trading of our securities. We have in place a written policy to protect shareholder investments by strictly limiting and providing guidelines for trading in Company securities by employees, officers and directors consistent with the federal securities laws and regulations. If you are uncertain whether certain conduct constitutes insider trading, you should refer to the written policy or discuss the matter with our General Counsel.

      Our records, including but not limited to, customer contracts, company correspondence, compliance reports to government agencies, books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect our transactions and arrangements and must conform both to applicable legal requirements and to our system of internal controls. Unrecorded or “off the books” funds, transactions or assets should not be maintained.

      It is our policy to have full, fair, accurate, timely and understandable disclosures in our financial and operational reports filed with the Securities and Exchange Commission, state and federal regulatory agencies and other public communications. We expect our employees, officers and directors to take our public disclosure requirements very seriously and to provide prompt, accurate answers to internal inquiries related to our public disclosures.

      Records should always be retained or destroyed according to our written document and record retention policies. In accordance with those policies, in the event of there being a reasonable likelihood of litigation or governmental investigation, please consult with our General Counsel.

      The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate our policy but could also be a criminal offense.

State and local governments, as well as foreign governments, may have similar rules. Our General Counsel can provide guidance in this area.

Corporate Opportunities

Our employees, officers, and directors are prohibited from misappropriating for themselves any opportunities that are discovered through the use of our property, information or their position. No employee, officer or director may use our property, information or his or her position for improper personal gain, and no employee, officer or director may compete with us directly or indirectly. Our Employees, officers and directors owe a duty to us to advance our interests when the opportunity to do so arises.

Conflicts of Interest

      Our employees, officers, and directors shall refrain from any conduct that would create a “conflict of interest.” A conflict of interest occurs when an individual’s private interest interferes, or even appears to interfere, in any way with the interests of Pac-West as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work for us objectively and effectively. Conflicts of interest also arise when an employee, officer or director or a member of his or her family, receives improper personal benefits as a result of the position that the employee, officer or director holds with us. Loans to, or guarantees of obligations of, such persons and their family members may create conflicts of interest. If you become aware of any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest you should consult with our General Counsel. You should also consult with our General Counsel if you are uncertain whether a situation creates, or even appears to create, a conflict of interest.

      The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should be offered, given, provided or accepted by any of our employees, any family member of our employees or our agents unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Employees should discuss with any member of our Senior Leadership Team, or our General Counsel any gifts or proposed gifts, the appropriateness of which may be uncertain. Members of our Senior Leadership Team or our board of directors should discuss any such matters with our General Counsel if they are unsure of the application of this policy.

      It is almost always a conflict of interest for our employees to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

Confidentiality

      Our employees, officers and directors shall maintain the confidentiality of information entrusted to them by us or by third parties who expect us to keep such information confidential. Such information must not be disclosed to others, except when disclosure is required by laws or regulations, or is authorized by appropriate personnel of Pac-West. Confidential information includes all non-public information the disclosure of which might be of use to competitors, or harmful to us or to third parties who have entrusted such information to us with an expectation of confidentiality. If you are uncertain whether information is confidential you should consult any member of our Senior Leadership Team including our General Counsel. Members of the Senior Leadership Team or members of our board of directors should direct any questions concerning this policy or its applicability to a specific situation to our General Counsel.

Fair Dealing

      At Pac-West, we seek to outperform our competition fairly and honestly, and we seek competitive advantages through superior performance, never through unethical or illegal business practices. Each employee, officer and director shall endeavor to respect the rights of and deal fairly with our other employees, officers, directors, customers, suppliers and competitors. No employee, officer or director shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

Protection and Proper Use of Company Assets

      All of our employees, officers, and directors are expected to take all reasonable steps to protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability. All Company assets shall be used for legitimate business purposes. Our assets shall not be used for personal use unless authorized by our policies or an appropriate official of Pac-West.

Inquiries for Information

      Inquiries from the government, the financial/analyst community or the media must be brought to the attention of appropriate Pac-West personnel so that we can properly and thoroughly respond. If a representative of a governmental agency seeking an interview or making a non-routine request for documents contacts you, you should immediately contact our General Counsel so that appropriate arrangements can be made to fully comply with our legal obligations. Even if you believe you can respond to questions, no employee is authorized to speak with analysts or members of the media unless specifically authorized. All inquiries from the financial/analyst community and the media should be referred to our Investor Relations Department.

Reporting of Illegal or Unethical Behavior

      Generally. Our employees are encouraged to talk to supervisors, managers, or any member of our Senior Leadership Team about the best course of action in a particular situation. Unresolved issues or concerns should be escalated to the General Counsel without hesitation. Our officers and directors should discuss such matters with our General Counsel. Pac-West is committed to providing a workplace conducive to open discussion of its business practices, including potential illegal or unethical behavior. In particular, employees and officers are encouraged to report either orally or in writing all evidence of activity by one or more of our departments or employees or officers that the reporting person believes may constitute a violation of law, unethical business conduct and or a violation of this Code.

      If an employee would like to report an alleged improper activity they should contact their immediate supervisor, or the supervisor’s manager. In the case of oral reports the person receiving the report shall immediately generate a written summary of the report. The receiving supervisor shall confirm the accuracy of the written summary of any oral report with the reporting employee within one business day unless the report was submitted anonymously. If the report is filed other than with the General Counsel, the person with whom it is filed shall, without exception, promptly inform the General Counsel of the filing of the report and provide a copy thereof or of the summary thereof to the General Counsel. If the report is being made by an officer or director it shall be made directly to the General Counsel.

      Employees, officers and directors are encouraged to provide as much specific information as possible including names, dates, places, and events that took place, their perception of why the incident(s) may be a violation, and what action they recommend be taken. Anonymous written or telephonic communications will be accepted. Every report will be thoroughly and promptly investigated by management with the cooperation of the reporting employee (unless the report was made anonymously), officer or director. Information collected during any investigation will be shared with others who have a business related need to know. Unless the report is made anonymously, the results will be communicated to the reporting employee, officer or director.

      Complaints about Accounting, Internal Accounting Controls or Audit Matters. Employees or officers with complaints about accounting, internal accounting controls or audit matters may report those issues confidentially to the Audit Committee of the Board of Directors by going to the internal posting of this document, clicking on http://pacwest.com, and then clicking the hyperlink (hyperlink to be determined). After the reporting person completes the form that will appear on the website, an e-mail from the website will be sent to the Committee Chair, and the General Counsel. The reporting person will not be identified and no reply can be sent unless the reporting person types in his or her name and contact information. The Audit Committee will retain any such messages for a reasonable period of time, may discuss the matter with the General Counsel, with independent advisors, non-management directors, or with Pac-West Management, or may take other action or no action in his or her good faith judgment and discretion.

      Complaints Regarding Other Significant Corporate or Individual Matters. Any interested party (“Interested Party”) may communicate with the Lead Independent Director of the board by accessing the Investor Relations page at www.pacwest.com and clicking the hyperlink (hyperlink to be determined). After completing the form that will appear on the website, an e-mail from the website will be sent to the Lead Independent Director, and a copy will be sent to the General Counsel of the Company. As the sender of an e-mail from this link an Interested Party will not be identified and no reply can be sent unless the Interested Party types in his or her name and contact information. The General Counsel will retain any such messages for a reasonable period of time. The Lead Independent Director may discuss the matter with the General Counsel and other members of the management team as deemed appropriate, with independent advisors, non-management directors or may take other action or no action in his or her good faith judgment and discretion.

Retaliation and Whistleblower Protection

      Employees or officers who make reports of suspected violations of this Code of Business Conduct and Ethics, or regarding accounting, internal accounting controls or audit matters will be protected from retaliation, such as discipline or involuntary termination of employment as a result of their reports. Every reported allegation of illegal or unethical behavior will be thoroughly and promptly investigated by management with the cooperation of the employee or officer who reported it, unless the submission was made anonymously. Information collected during the investigation will be shared with others who have a business related need to know. Unless the report is made anonymously, the result of any investigation will be communicated to the reporting person as soon subject to any applicable legal prohibitions or privileges.

      If an employee or officer believes that he or she has been subjected to any retaliatory action that violates this Code, a complaint should be made to their supervisor, the manager of such supervisor, our Employee Relations Manager or any member of our Senior Leadership Team. If the complaint is filed other than with the General Counsel, the person with whom it is filed shall, without exception, promptly inform the General Counsel of the filing of the complaint and provide a copy of all written materials with respect to the complaint. Should an employee or officer file a report or provide evidence which he or she knows to be false or without a reasonable belief in the truth and accuracy of such information, he or she will not be protected by the above policy statement and the making of such a report may be subject to disciplinary action, as a violation of this Code.

Administration of this Code

      We have designated our General Counsel as the party responsible for administering this Code. Our General Counsel is responsible for receiving, collecting, reviewing, processing and resolving questions, concerns and reports by employees, officers, or directors on the matters described above and other similar matters. Employees are encouraged to discuss issues and concerns of the type covered by this Code with your supervisor, your supervisor’s manager, our Employee Relations Manager or any member of our senior leadership team who are in turn responsible for informing the General Counsel of any concerns raised. Officers or directors may raise any such matters directly with the General Counsel. Employees are also encouraged and permitted to discuss such issues or concerns directly with our General Counsel. Our General Counsel will refer complaints submitted, as he or she determines to be appropriate or as required by law to the Lead Independent Director of our Board of Directors or to the Chair of the Audit Committee of the Board.

      Our General Counsel will periodically report directly to the Audit Committee of the Board of Directors on material matters arising under this Code as required by applicable law and stock exchange rules. Our General Counsel’s responsibilities under this Code include:

•	administering, implementing and overseeing ongoing compliance under this Code;

•	establishing and administering procedures to assure that complaints from employees, officers and directors will be collected, reviewed promptly, resolved in an appropriate manner, and retained;

•	making himself or herself available to discuss with employees, officers and directors any questions or complaints they raise or reports they file;

•	establishing specifications for and providing requested support to Human Resources with respect to training and educational programs designed to ensure that our employees and officers (including employees with supervisory authority with respect to other employees, or who are otherwise involved in the administration of our policies) are aware of this Code, know how to seek help in interpreting or applying it, are aware of procedures for reporting suspected violations and are aware of the requirement that the General Counsel be informed of every complaint that arises, under this Code; and

•	to ensure that our Disclosure Committee responsible for preparing and reviewing Pac-West’s public filings and other public disclosures is made aware of complaints involving our accounting, auditing, and internal auditing controls or disclosure practices made by employees or by others.

Waivers of the Code of Business Conduct and Ethics

      A violation of this Code by any employee or officer may result in penalties up to and including dismissal. Violations of this Code by employees other than officers or directors of the corporation may be waived by the General Counsel. Violations of this Code by our corporate officers or directors may only be waived by the disinterested Independent Members of our Board of Directors. Any such waiver with respect to an officer or director must be promptly disclosed to the public in accordance with applicable laws and stock exchange rules.

Review of the Code

      It is our policy to review this Code not less frequently than annually in order to ensure that the Code continues to fulfill its mission of providing guiding principles designed to ensure that Pac-West and its employees, officers and directors conduct business in an ethical and appropriate manner. In addition, it is also our policy that employees, officers and directors will be asked to review this Code not less frequently than annually and attest to such review and understanding of the provisions of this Code.

* * * *

APPENDIX C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

      1.     Purpose. The Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) is designated by the Board of Directors of the Corporation (the “Board”) to:

•	establish criteria for selecting new directors, identify individuals qualified to become Board members based on these criteria and recommend to the Board such individuals as nominees to the Board for its approval;

•	screen and recommend to the Board individuals qualified to become Chief Executive Officer of the Corporation or such other senior officer positions as directed by the Board;

•	oversee evaluations of the Board, individual Board members and the Board Committees;

•	periodically review and make recommendations to the Board regarding modifications to the Corporate Governance Standards; and

•	make recommendations to the Board with respect to committee assignments and committee chairs.

      2.     Membership. The Committee shall consist of at least three members, including a Chairperson (the “Chairperson”), comprised solely of “independent” directors as defined by applicable law, SEC regulations, and the Nasdaq Stock Market’s listing standards. The members of the Committee shall be appointed by the Board and shall serve one-year terms unless removed (with or without cause at any time) or reappointed by the Board. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairperson.

      3.     Meetings. The Committee shall meet at least quarterly and as often as it determines appropriate to carry out its obligations under this Charter. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Meetings of the Committee may be held in person or by telephone.

      The Committee shall keep a separate book of minutes of their proceedings and actions. All meetings shall be at the call of the Chairperson. The Committee shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, facsimile or electronically to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

      4.     Authority and Responsibilities. In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for and has authority to conduct the following matters:

Board of Directors

      (a) In accordance with the Corporate Governance Standards, screen and recommend to the Board nominees for election as directors of the Corporation, including nominees recommended by stockholders of the Corporation, and consider the performance of incumbent directors in determining whether to nominate them to stand for reelection at the next annual meeting of the stockholders.

      (b) Establish criteria for selecting nominees for director, which shall include:

Experience:

•	high-level leadership experience in business or administrative activities;

•	specialized expertise in the industry;

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•	breadth of knowledge about issues affecting the Corporation, and

•	ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	unquestioned personal integrity;

•	loyalty to the Corporation and concern for its success and welfare — courage to criticize and to apply sound business ethics — sound and independent judgment;

•	awareness of a directors’ vital part in the Corporation’s good corporate citizenship and the corporate image;

•	time available for meetings and consultation on Corporation matters;

•	wide contacts with business and political leaders;

•	willingness to assume broad, fiduciary responsibility on behalf of all shareholders for the management of the enterprise; and

•	bring diversity of background and experience to the deliberations of the board.

      The Committee shall have authority to retain search firms to identify director candidates, which fees shall be reimbursed by the Corporation.

      (c) Establish procedures for, and administer annual performance evaluations of the Board, individual Board members and its committees by their membership, which will include an annual performance review of this Committee by its members.

      (d) Review periodically the make-up of the Board committees and recommend, as appropriate, changes in the number, function or membership.

Senior Executives

      (e) Review periodically succession plans of the Chief Executive Officer and President of the Corporation, and screen and recommend to the Board, candidate(s) for Chief Executive Officer, and other senior executive officers of the Corporation as may be determined by the Committee.

Reporting to the Board

      (f) The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to nominating and related matters and any other matters that the Committee deems appropriate or is requested to be included by the Board.

      (g) At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

      (h) The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board. This Charter may only be adopted, amended or repealed by the Board, upon recommendation by the Committee.

Miscellaneous

      (i) The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws and governing law, as the Committee deems necessary or appropriate.

* * * *

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APPENDIX D

PAC-WEST TELECOMM, INC.

1999 STOCK INCENTIVE PLAN
(amended and restated as of January 29, 1999)
(amended and restated as of May 2, 2000)
(amended and restated as of February 25, 2002)
(amended and restated as of February 10, 2004)

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

(d) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Company shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means any committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Pac-West Telecomm, Inc.

(k) “Consultant” means any person (other than an Employee or, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(m) “Corporate Transaction” means any of the following shareholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(r) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(u) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(v) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(cc) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(dd) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ee) “Plan” means this 1999 Stock Incentive Plan.

(ff) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than three (3) months commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(hh) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(kk) “Share” means a share of the Common Stock.

(ll) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 7,251,750 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4. Administration of the Plan.

      (a) Plan Administrator.

(i) Administration with Respect to Employees, Directors and Consultants. With respect to grants of Awards to Employees, Directors or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

      (b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

      (c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      (d) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

      5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

      6. Terms and Conditions of Awards.

      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, sales or bonuses of Restricted Stock, SARs, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

      (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

      (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

      (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 11(a), below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

      (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

      (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

      (k) Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

      (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

      (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option:

(A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of the sale of Shares:

(A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

      (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

      (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

      (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

      8. Exercise of Award.

      (a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer’s, Director’s or Consultant’s Continuous Service, at any time or during any period established in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, Grantee may, but only within at least twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within at least twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

      9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      10. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee’s Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

(a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee’s Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee’s Continuous Service, within ninety (90) days after the date of the Award exercise);

(b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 10(a);

(c) the amount of such consideration shall (i) be equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee’s Continuous Service; and

(d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of Section 10(c), shall terminate on the Registration Date.

      11. Adjustments Upon Changes in Capitalization or Corporate Transaction.

(a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Corporate Transaction. In the event of a Corporate Transaction each Award held by the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice President of Technology

and Network Operations which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Awards. Effective upon the consummation of the Corporate Transaction, all such Awards under the Plan shall terminate immediately prior to the specified effective date of the Corporate Transaction unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, all other Awards under the Plan will terminate immediately prior to the specified effective date of the Corporate Transaction, unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction.

      12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

      13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

      14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. No Effect on Terms of Employment/ Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

      16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement-Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

      17. Board and Shareholder Approval. The Plan was adopted by the Board during January of 1999. On January 29, 1999, the Board adopted an amendment and restatement of the Plan to revise the provisions of Section 11(b) relating to the exercisability and termination of Awards under the Plan in the event of a Corporate Transaction. On May 2, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. On February 25, 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan. On February 10, 2004, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan, to be effective upon shareholder approval.

      18. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

PAC-WEST TELECOMM, INC.
1776 W. March Lane, Suite 250
Stockton, California 95207

PROXY

Solicited by the Board of Directors

The undersigned hereby appoints H. Ravi Brar, Kristen Kimball, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 16, 2004 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 and “FOR” IN ITEM 2.

1.	Elect the nominated directors.

☐	FOR ALL NOMINEES BELOW	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES BELOW
☐	Wallace W. Griffin	☐	Wallace W. Griffin
☐	Henry R. Carabelli	☐	Henry R. Carabelli
☐	Jerry L. Johnson	☐	Jerry L. Johnson
☐	John K. La Rue	☐	John K. La Rue
☐	Thomas A. Munro	☐	Thomas A. Munro
☐	Patricia Romero Cronin	☐	Patricia Romero Cronin

IF YOU WISH TO CUMULATE YOUR VOTE FOR THOSE NOMINEES YOU WISH TO SUPPORT, ATTACH A SEPARATE SHEET OF PAPER SPECIFYING HOW YOU WISH TO ALLOCATE YOUR VOTES BETWEEN THE CANDIDATES YOU SUPPORT. THE NUMBER OF VOTES YOU ARE ENTITLED TO ALLOCATE IS SIX TIMES THE NUMBER OF SHARES YOU OWNED AS OF THE RECORD DATE. THE INSPECTOR OF ELECTION SHALL RESOLVE ALL ISSUES ARISING WITH RESPECT TO ALLOCATION INSTRUCTIONS THAT ARE NOT CLEAR.

2.	Approve the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for grants pursuant to the plan by 1,500,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed and dated on the reverse side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

Dated: , 2004
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